Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in this Registration Statement on Amendment No. 5 to Form S-1 of our report dated March 12, 2010 relating to the financial statements of Asia Carbon Industries, Inc. and subsidiaries (the Company).  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP
Goldman Kurland and Mohidin, LLP
Encino, California
October 15, 2010